UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 20, 2023

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2390 East Orangewood Avenue, Suite 500

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Harsha Murthy

On January 20, 2023, BioCorRx, Inc. (the “Company”) appointed Harsha Murthy as a member of the Board of Directors (the “Board”) of the Company (the “Murthy Appointment”).

The Company and Mr. Murthy entered in a Director Agreement, dated January 20, 2023 (the “Murthy Director Agreement”). Pursuant to the Murthy Director Agreement, Mr. Murthy shall make reasonable business efforts to attend all Board meetings, serve on appropriate subcommittees as reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position. Mr. Murthy will receive a quarterly cash stipend of $15,000. For so long as Mr. Murthy serves as the chair of either the Audit Committee of the Board, the Compensation Committee of the Board or the Nominating Committee of the Board, the amount of such quarterly cash stipend may be increased from time to time. Mr. Murthy will also be issued, upon the last day of each fiscal quarter, commencing in the quarter in which he enters into the Murthy Director Agreement, provided he is a member of the Board as of such date, the number of shares of the Company’s common stock equivalent to $5,000 as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter.

Pursuant to the Murthy Director Agreement, Mr. Murthy shall be considered an independent contractor and shall be reimbursed for (i) all reasonable out-of-pocket expenses incurred by him in attending in-person meetings and (ii) any costs associated with filings required to be made by him or any of the entities managed or controlled by him to report beneficial ownership or the acquisition of disposition of securities of the Company. Mr. Murthy’s term, subject to nomination and election at each of the Company’s annual stockholders meeting, will terminate at the earliest of his resignation, death, termination by mutual agreement of the Company and himself, or the removal of Mr. Murthy by the majority of the stockholders of the Company.

The foregoing description of the Murthy Director Agreement does not purport to be complete and is qualified in its entirety by the full text of the Murthy Director Agreement, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Related Party Transactions

There is no arrangement or understanding between Mr. Murthy and any other person pursuant to which Mr. Murthy was elected as a director. There are no family relationships between Mr. Murthy and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Murthy had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Indemnification Agreement

On January 20, 2023, the Company also entered into an Indemnification Agreement with Mr. Murthy (the “Murthy Indemnification Agreement”).

The Murthy Indemnification Agreement indemnifies to the fullest extent permitted under Nevada law for any claims arising out of or resulting from, amongst other things, (i) any actual, alleged or suspected act or failure to act by Mr. Murthy in his capacity as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by Mr. Murthy in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Murthy Indemnification Agreement, Mr. Murthy is indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by him in respect of any claim as which they shall have been adjudged liable to the Company, unless the court having jurisdiction rules otherwise.

The foregoing description of the Murthy Indemnification Agreement does not purport to be complete and is qualified in its entirety by the full text of the Murthy Indemnification Agreement, a form of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	Form of Murthy Director Agreement

10.2	Form of Indemnification Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: January 23, 2023	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Executive Officer

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